UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2012

MABCURE INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-141131
(Commission File Number)

20-4907813
(IRS Employer Identification No.)

228 Park Ave S #15740
New York, NY 10003
(Address of principal executive offices and Zip Code)

(845) 591-3144
(Registrant's telephone number, including area code)

____________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On April 18, 2012, the Board of Directors of the Registrant approved the appointment of Ms. Vered Caplan to its Board of Directors.

Ms. Caplan, age 43, CEO of Kamedis Ltd., BIC Inc. and Pbd Ltd. From 2008 to 2012, she served as CEO of Kamedis Ltd., a derma-cosmetics company focused on utilizing plant extracts for dermatology purposes, and from 2004 to 2007, Ms. Caplan served as CEO of GammaCan International, Inc., a pharmaceutical company focused on the use of immunoglobulins for the treatment of cancer. From 1998 to 2008, Ms. Caplan was an active entrepreneur in the life-science arena. Ms. Caplan earned a B.Sc. in mechanical engineering from the Technion, and a M.Sc. in bio-medical engineering from Tel-Aviv University.

In connection with Ms. Caplan's appointment to the Board of Directors, the Registrant entered into an at-will director’s agreement with Ms. Caplan, the terms of which include the following:

  Ms. Caplan will receive $4,000 annually for her services as Director.

  Ms. Caplan will receive an additional annual payment of $8,000 if she serves as a member of a committee of the Board.

  The Registrant undertook to grant Ms. Caplan five year stock options to purchase 120,000 shares of the Registrant’s common stock at an exercise price of $0.05 per share.

There are no family relationships between any of our Directors or executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MABCURE INC.
(Registrant)

By: /s/ Dr. Amnon Gonenne
Dr. Amnon Gonenne
President and Chief Executive Officer

Date: May 4, 2012